                                                        CODE OF ETHICS
                                                        --------------

                                                     For Access Persons of
                                              The Strong Family of Mutual Funds,
                                               Strong Capital Management, Inc.,
                                                   Strong Investments, Inc.,
                                                  and Flint Prairie, L. L. C.

                                                Strong Capital Management, Inc.

                                                       November 9, 2001

                                                             1

                                                      CODE OF ETHICS
                                                      --------------

                                                   For Access Persons of
                                            The Strong Family of Mutual Funds,
                                             Strong Capital Management, Inc.,
                                                 Strong Investments, Inc.,
                                                and Flint Prairie, L. L. C.
                                                  Dated November 9, 2001

                                                     Table of Contents
                                                     -----------------

I.  INTRODUCTION.........................................................................................1
         A.  Fiduciary Duty..............................................................................1
1.       Place the interests of Advisory Clients first...................................................1
2.       Avoid taking inappropriate advantage of their position..........................................1
3.       Conduct all Personal Securities Transactions in full compliance with this Code including both the preclearance and reporting requirements.....................................................1
         B.  Appendices to the Code......................................................................1
1.       Definitions  2
2.       Contact Persons.................................................................................2
3.       Disclosure of Personal Holdings in Securities...................................................2
4.       Acknowledgment of Receipt of Code of Ethics and Limited Power of
                        Attorney ........................................................................2
5.       Preclearance Request for Access Persons.........................................................2
6.       Annual Code of Ethics Questionnaire.............................................................2
7.       List of Broad-Based Indices.....................................................................2
8.       Gift Policy  2

a. ......Mutual Funds------3
b. ------No Knowledge------3
c. ------Certain Corporate Actions.......................................................................3
d. ------Rights------------3
e. ------Application to Commodities, Futures, Options on Futures and Options on Broad-Based Indices......3
f. ------Miscellaneous-----4

                                               Table of Contents (continued)
                                               -----------------------------

c........Seven Day Blackout    5

a........Inside Information    6
b........Market Manipulation   6

2........Disclaimers  7

3.       Giving Gifts 9
         C.  Payments to Advisory Clients................................................................9
         D.  Corporate Opportunities.....................................................................9
         E.  Undue Influence.............................................................................9
         F.  Service as a Director.......................................................................9
G.       Involvement in Criminal Matters or Investment-Related Civil Proceedings.........................9

                                               Table of Contents (continued)
                                               -----------------------------

IV.  COMPLIANCE WITH THIS CODE OF ETHICS................................................................10
         A.  Code of Ethics Review Committee............................................................10
1.       Membership, Voting, and Quorum.................................................................10
2.       Investigating Violations of the Code...........................................................10
3.       Annual Reports.................................................................................10
         B.  Remedies...................................................................................10
1.       Sanctions    10
2.       Sole Authority.................................................................................11
3.       Review...11
         C.  Exceptions to the Code.....................................................................11
                  1.   Material.........................................................................11
                  2.   Non-Material.....................................................................11
                  3.   De minimis.......................................................................11
D.       Compliance Certification.......................................................................11
E.       Record Retention...............................................................................11
1.       Code of Ethics.................................................................................11
2.       Violations   12
3.       Required Reports...............................................................................12
4.       Access Person List.............................................................................12
         F.  Inquiries Regarding the Code...............................................................12

                                                      CODE OF ETHICS
                                                      --------------

                                                   For Access Persons of
                                            The Strong Family of Mutual Funds,
                                             Strong Capital Management, Inc.,
                                                 Strong Investments, Inc.,
                                                and Flint Prairie, L. L. C.
                                                  Dated November 9, 2001

                                                     Table of Appendices
                                                     -------------------

  Appendix 4    (Acknowledgment of Receipt of Code of Ethics and

                                                      CODE OF ETHICS
                                                      --------------

                                                   For Access Persons of
                                            The Strong Family of Mutual Funds,
                                             Strong Capital Management, Inc.,
                                                 Strong Investments, Inc.,
                                                and Flint Prairie, L. L. C.
                                                  Dated November 9, 2001

I.   INTRODUCTION1
------------------

         A........Fiduciary Duty.  This Code of Ethics is based upon the principle that directors,  officers and associates
                  --------------
of Strong Capital  Management,  Inc. ("SCM"),  Strong  Investments,  Inc. ("SII"),  the Strong Family of Mutual Funds ("the
Strong  Funds"),  and Flint  Prairie,  L. L. C. ("Flint  Prairie")  have a fiduciary duty to place the interests of clients ahead of their own.  The Code  applies to all Access  Persons and focuses  principally  on  preclearance  and  reporting of personal  transactions  in  securities.  Access  Persons must avoid  activities,  interests  and  relationships  that might interfere with making decisions in the best interests of the Advisory Clients of SCM.

         As fiduciaries, Access Persons must at all times:

                  1.       Place the  interests of Advisory  Clients  first.  Access  Persons must avoid  serving their own
                           ------------------------------------------------
         personal  interests  ahead of the  interests  of the Advisory  Clients of SCM. An Access  Person may not induce or cause an Advisory Client to take action,  or not to take action,  for personal benefit rather than for the benefit of the Advisory  Client.  For example,  an Access Person would violate this Code by causing an Advisory  Client to purchase a Security he or she owned solely for the purpose of increasing the price of that Security.

                  2.       Avoid  taking   inappropriate   advantage  of  their   position.   The  receipt  of   investment
                           ---------------------------------------------------------------
         opportunities,  perks or gifts from persons  seeking  business with the Strong Funds,  SCM, SII,  Flint Prairie or their clients could call into question the exercise of an Access  Person's  independent  judgment.  Access persons may not,  for  example,  use their  knowledge of  portfolio  transactions  to profit by the market  effect of such transactions.

                  3.       Conduct all Personal  Securities  Transactions in full compliance with this Code including both
                           ------------------------------------------------------------------------------------------------
         the  preclearance  and  reporting  requirements.  Doubtful  situations  should be  resolved  in favor of  Advisory
         -----------------------------------------------
         Clients.  Technical  compliance  with the Code's  procedures  will not  automatically  insulate  from scrutiny any trades that may indicate an abuse of fiduciary duties.

         B........Appendices to the Code.  The  appendices to this Code are attached  hereto,  are a part of the Code,  and
                  ----------------------
include the following:

                  1.       Definitions--capitalized words as defined in the Code  (Appendix 1),
                           -----------

                  2.       Contact  Persons,  including the  Preclearance  Officer  designees and the Code of Ethics Review
                           ----------------
         Committee  (Appendix 2),

                  3.       Disclosure of Personal Holdings in Securities  (Appendix 3),
                           ---------------------------------------------

                  4.       Acknowledgment of Receipt of Code of Ethics and Limited Power of Attorney  (Appendix 4),
                           -------------------------------------------------------------------------

                  5.       Preclearance Request for Access Persons  (Appendix 5),
                           ---------------------------------------

                  6.       Annual Code of Ethics Questionnaire  (Appendix 6),
                           -----------------------------------

                  7.       List of Broad-Based Indices  (Appendix 7),
                           ---------------------------

                  8.       Gift Policy  (Appendix 8),
                           -----------

         .........9........Insider Trading Policy  (Appendix 9)
                           ----------------------

10.      Electronic Trading Authorization Form (Appendix 10), and
----------------------------------------------

         .........11.......Social Security Number/Tax Identification Form (Appendix 11).
                           ----------------------------------------------

         C........Application of the Code to Independent  Fund Directors.  This Code applies to Independent  Fund Directors
                  ------------------------------------------------------
and requires  Independent Fund Directors and their Immediate  Families to report Securities  Transactions to the Compliance
Department in accordance with the trade reporting  requirements (Section II.G.).  However,  provisions of the Code relating to the disclosure of personal holdings  (Section II.A.),  preclearance of trades (Section II.B.),  prohibited  transactions
(II.D.1.),  large positions in registered  investment companies (Section II.D.2.c.),  private placements (Section II.D.3.), restrictions on serving as a director of a  publicly-traded  company (Section III.F.) and receipt of gifts (Section III.B.)
do not apply to Independent Fund Directors.

         D........Application of the Code to Funds  Subadvised by SCM. This Code does not apply to the directors,  officers
                  ---------------------------------------------------
and general partners of Funds for which SCM serves as a subadviser.

                                           II. PERSONAL SECURITIES TRANSACTIONS
                                           ------------------------------------

         A........Initial and Annual  Disclosure  of Personal  Holdings by Access  Persons.  Upon  designation,  all Access
                  ------------------------------------------------------------------------
Persons must report within 10 days on the  Disclosure  of Personal  Holdings In  Securities  Form  (Appendix 3) all Covered
Securities,  including  Covered  securities  held in  certificate  form,  in which they have a Beneficial  Interest and all
Covered  Securities in non-client  accounts for which they make  investment  decisions,  as well as the name of any broker, dealer or bank with whom the  Access  Person  maintains  an account in which any  securities  are held for their  direct or indirect  benefit.  Annually all Access Persons will be required to certify that their personal  holding have been reported to the Code of Ethics  Administrator  and that all reports  provided  are current and  accurate.  This  provision  does not apply to Independent Fund Directors.

         B........Preclearance Requirements for Access Persons.
                  --------------------------------------------

                  1.       General  Requirement.  Except for the transactions set forth in Section II.B.2.,  all Securities
                           --------------------
         Transactions in which an Access Person or a member of his or her Immediate  Family has a Beneficial  Interest must be  precleared  with  the  Preclearance  Officer  or his  or her  designee.  This  provision  does  not  apply  to transactions of Independent Fund Directors and their Immediate Families.

                  2.       Transactions Exempt from Preclearance  Requirements.  The following Securities  Transactions are
                           ---------------------------------------------------
         exempt from the preclearance requirements set forth in Section II.B.1. of this Code:

                           a.       Mutual  Funds.  Securities  issued  by any  registered  open-end  investment  companies
                                    -------------
                  (including but not limited to the Strong Funds);

                           b.       No  Knowledge.  Securities  Transactions  where  neither SCM, the Access  Person nor an
                                    -------------
                  Immediate  Family  member  knows of the  transaction  before it is  completed  (for  example,  Securities
                  Transactions  effected  for an Access  Person  by a  trustee  of a blind  trust or  discretionary  trades involving an investment  partnership or investment  club in which the Access Person is neither  consulted nor advised of the trade before it is executed);

                           c.       Certain Corporate  Actions.  Any acquisition or disposition of Securities through stock
                                    --------------------------
                  dividends,  dividend  reinvestments,   stock  splits,  reverse  stock  splits,  mergers,  consolidations, spin-offs or other  similar  corporate  reorganizations  or  distributions  generally  applicable  to all holders of the same class of  Securities.  Odd-lot  tender  offers are also exempt from the  preclearance requirements; however, all other tender offers must be precleared;

                           d.       Rights.  Any  acquisition or disposition of Securities  through the exercise of rights,
                                    ------
                  options, convertible bonds or other instruments acquired in compliance with this Code;

                           e.       Application  to  Commodities,  Futures,  Options on Futures and Options on Broad-Based
                                    ---------------------------------------------------------------------------------------
                  Indices.  Commodities,  futures (including currency futures and futures on securities  comprising part of
                  -------
                  a broad-based,  publicly traded market based index of stocks),  options on futures, options on currencies and options on certain indices designated by the Compliance  Department as broad-based are not subject to preclearance  or the seven day black out, 30-day profit  disgorgement  and other  prohibited  transaction provisions of Section II.D.1. of the Code but are subject to transaction reporting  requirements (Section
                  II.G.).  The options on indices  designated by the Compliance  Department as  broad-based  may be changed from time to time and are listed in Appendix 7.

                  The options on indices that are not designated as broad-based are subject to the preclearance,  seven-day
                                                  ---                           ---
                  blackout, 30-day profit disgorgement, prohibited transaction and reporting provisions of the Code.

                  f.       Miscellaneous.   Any  transaction  in  the  following:   (1)  bankers   acceptances;   (2)  bank
                           -------------
                  certificates of deposit ("CDs");  (3) commercial paper; (4) repurchase  agreements (when backed by exempt securities);  (5) U.S.  Government  Securities;  (6) the  acquisition  of equity  securities  in dividend reinvestment  plans  ("DRIPs"),  when the  acquisition  is directly  through the issuer or its non-broker agent;  (7)  Securities  of the  employer  of a member of the Access  Person's  Immediate  Family if such securities  are  beneficially  owned through  participation  by the  Immediate  Family member in a Profit
                  Sharing plan,  401(k) plan, ESOP or other similar plan; and (8) other Securities as may from time to time be designated in writing by the Code of Ethics Review  Committee on the grounds that the risk of abuse is minimal or non-existent.

         C.       Preclearance Requests.
                  ---------------------

                  1.       Trade  Authorization  Request  Forms.  Prior to entering an order for a  Securities  Transaction
                           ------------------------------------
         that requires  preclearance,  the Access Person, or his/her designee,  must complete,  in writing,  a Preclearance
         Request For Access Persons Form (Appendix 5) and submit the completed form to the Preclearance  Officer (or his or her  designee).  The  Preclearance  Request For Access  Persons Form requires  Access  Persons to provide  certain information and to make certain  representations.  Proposed  Securities  Transactions of the Preclearance  Officer
         that require preclearance must be submitted to his or her designee.

                  2.       Review of Form.  After  receiving the completed  Preclearance  Request For Access  Persons Form,
                           --------------
         the  Preclearance  Officer (or his or her designee)  will (a) review the  information  set forth in the form,  (b)
         independently  confirm  whether the Securities are held by any Funds or other accounts  managed by SCM and whether there are any unexecuted  orders to purchase or sell the Securities by any Fund or accounts managed by SCM and (c)
         as soon  as  reasonably  practicable,  determine  whether  to  clear  the  proposed  Securities  Transaction.  The authorization,  date,  and time of the  authorization  must be  reflected on the  Preclearance  Request For Access
         Persons Form. The  Preclearance  Officer (or his or her designee) will keep one copy of the completed form for the
         Compliance  Department,  send one copy to the Access Person seeking  authorization  and send the third copy to the
         Trading  Department,  (except in the case of an on-line  trade) which will cause the  transaction  to be executed.
         If the brokerage  account is an  Electronic  Trading  Account and the Access  Person has completed the  Electronic
         Trading  Authorization  Form  (Appendix  10), the Access Person will execute the  transaction  before the close of trading on the day  preclearance is given on his or her own behalf and will provide  Compliance with a copy of the electronic confirmation by the end of the next business day.

         No order for a securities  transaction for which  preclearance  authorization is sought may be placed prior to the receipt of written  authorization of the transaction by the preclearance officer (or his or her designee).  Verbal
                    -------
         approvals are not permitted.

                  3.       Access  Person  Designees.  If an  Access  Person  is unable  to  personally  effect a  personal
                           -------------------------
         Securities  Transaction,  such  Access  Person may  designate  an  individual  at SCM to  complete  and submit for preclearance  on his or her  behalf a  Preclearance  Request  For  Access  Persons  Form  provided  the  following requirements are satisfied:

                           a.       The Access  Person  communicates  the details of the trade and affirms the  accuracy of the representations and warranties contained on the Form directly to such designated person; and

                           b.       The designated  person  completes the  Preclearance  Request For Access Persons Form on
                  behalf of the Access Person in accordance with the  requirements of the Code and then executes the Access
                  Person  Designee  Certification  contained in the Form.  The Access Person does not need to sign the Form so long as the foregoing certification is provided.

         D.       Prohibited Transactions.
                  -----------------------

                  1.       Prohibited  Securities  Transactions.  The  following  Securities  Transactions  for accounts in
                           ------------------------------------
         which an Access Person or a member of his or her Immediate Family have a Beneficial  Interest,  to the extent they require  preclearance  under Section II.B.  above,  are prohibited and will not be authorized by the  Preclearance
         Officer (or his or her designee) absent exceptional circumstances:

                           a.       Initial  Public  Offerings.  Any purchase of Securities in an initial  public  offering
                                    --------------------------
                  (other than a new offering of a registered open-end investment company);

                           b.       Pending  Buy or Sell  Orders.  Any  purchase  or sale of  Securities  on any day during
                                    ----------------------------
                  which any  Advisory  Client  has a pending  "buy" or "sell"  order in the same  Security  (or  Equivalent
                  Security)  until that order is executed or  withdrawn,  unless the purchase or sale is a Program Trade or an out-of-the-money limit order;

                           c.       Seven Day Blackout.  Purchases or sales of Securities  within seven  calendar days of a
                                    ------------------
                  purchase or sale of the same  Securities  (or Equivalent  Securities) by an Advisory  Client , unless the purchase or sale is a Program  Trade.  For  example,  if an Advisory  Client  trades in a Security on day one, day eight is the first day the Access  Person may trade that  Security for an account in which he or she has a beneficial interest;

                           d.       Intention to Buy or Sell for Advisory  Client.  Purchases or sales of  Securities  at a
                                    ---------------------------------------------
                  time when that Access Person intends, or knows of another's intention,  to purchase or sell that Security
                  (or an  Equivalent  Security)  on behalf of an Advisory  Client.  This  prohibition  applies  whether the
                  Securities  Transaction  is in the same (e.g.,  two  purchases)  or the  opposite  (a purchase  and sale)
                  direction of the transaction of the Advisory Client, unless the purchase or sale is a Program Trade; and

                           e.       30-Day  Blackout.  (1)  Sales  of a  Security  within  30 days of the  purchase  of the
                                    ----------------
                  Security  (or an  Equivalent  Security)  (2)  purchases  of a Security  within 30 days of the sale of the
                  Security  (or an  Equivalent  Security),  unless in each case,  the Access  Person  agrees to give up all profits on the transaction to a charitable organization or if a loss has been incurred.

                  2.       Always  Prohibited   Securities   Transactions.   The  following  Securities   Transactions  are
                           ----------------------------------------------
         prohibited and will not be authorized under any circumstances:

                           a.       Inside  Information.  Any  transaction  in a Security  while in  possession of material
                                    -------------------
                  non-public  information regarding the Security or the issuer of the Security (see Insider Trading Policy,
                  Appendix 9);

                           b.       Market  Manipulation.  Transactions  intended to raise, lower, or maintain the price of
                                    --------------------
                  any Security or to create a false appearance of active trading;

                           c.       Large Positions in Registered  Investment  Companies.  Transactions which result in the
                                    ----------------------------------------------------
                  Access  Person  owning  five  percent  or more of either (a) the  outstanding  voting  securities  of any registered  open-end Strong Fund or any Strong Fund's individual series or (b) any class of securities of any other public or private  investment  company (this  prohibition  does not apply to  Independent  Fund
                  Directors); and

                           d.       Others.  Any other  transactions  deemed  by the  Preclearance  Officer  (or his or her
                                    ------
                  designee)  to  involve a  conflict  of  interest,  possible  diversion  of  corporate  opportunity  or an appearance of impropriety.

                  3.       Private  Placements.  Acquisitions of Beneficial  Interests in Securities in a private placement
                           -------------------
         by an Access  Person are  strongly  discouraged.  The  Preclearance  Officer  (or his or her  designee)  will give permission only after considering,  among other facts,  whether the investment  opportunity should be reserved for
         Advisory  Clients  and  whether  the  opportunity  is being  offered  to an Access  Person by virtue of his or her position as an Access Person and after a Private Placement  memorandum is completed.  Access Persons who have been authorized  to acquire  and have  acquired  securities  in a private  placement  are  required  to  disclose  that investment to the Compliance  Department if they play a part in any subsequent  consideration  of an investment in the issuer by an Advisory Client. In such  circumstances,  the decision to purchase securities of the issuer by an
         Advisory Client must be independently  authorized by a Portfolio  Manager with no personal interest in the issuer.
         This provision does not apply to Independent Fund Directors.

                  4.       No Explanation  Required for Refusals.  In some cases, the  Preclearance  Officer (or his or her
                           -------------------------------------
         designee) may refuse to authorize a Securities  Transaction for a reason that is  confidential.  The  Preclearance
         Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

         E.       Execution  of  Personal  Securities  Transactions.  Unless an  exception  is  provided  in writing by the
                  -------------------------------------------------
Compliance Department,  all transactions in Securities subject to the preclearance  requirements for which an Access Person or a member of his or her  Immediate  Family  has a  Beneficial  Interest  shall be  executed  by the  Trading  Department.
However,  if the Access Person's brokerage account is an Electronic  Trading Account,  the transaction may be placed by the
Access  Person or an immediate  family  member.  IN ALL  INSTANCES,  THE TRADING  DEPARTMENT  MUST GIVE  PRIORITY TO CLIENT
TRADES OVER ACCESS PERSON TRADES.

         F.       Length of Trade Authorization  Approval.  The authorization  provided by the Preclearance Officer (or his
                  ---------------------------------------
or her  designee) is effective  until the earlier of (1) its  revocation;  (2) the close of business on the second  trading day after the  authorization is granted for transactions  placed by the Trading  Department (for example,  if authorization is provided on a Monday,  it is effective until the close of business on Wednesday);  (3) the close of business of the same trading day that the  authorization is granted for transactions  placed through an Electronic  Trading Account;  or (4) the
Access Person learns that the  information in the Trade  Authorization  Request Form is not accurate.  If the order for the
Securities  Transaction  is not placed  within  that  period,  a new  advance  authorization  must be  obtained  before the
Securities  Transaction  is  placed.  For  Securities  Transactions  placed by the  Trading  Department  that have not been executed within two trading days after the day the  authorization is granted (for example,  in the case of a limit order or a Not Held Order),  no new  authorization  is necessary  unless the person  placing the original  order for the  Securities
Transaction amends it in any way.

         G.       Trade Reporting Requirements.
                  ----------------------------

                  1.       Reporting  Requirement.  Every  Access  Person  and  members  of  his or  her  Immediate  Family
                           -----------------------
         (including  Independent Fund Directors and their Immediate Families) must arrange for the Compliance Department to receive  directly  from any broker,  dealer or bank that  effects any Covered  Securities  Transaction,  duplicate copies of each  confirmation  for each such  transaction  and periodic  statements  for each account in which such
         Access Person has a Beneficial Interest.  Additionally,  securities held in certificate form that are not included in the  periodic  statements  must  also be  reported.  To assist in making  these  arrangements,  the  Compliance
         Department will send a letter to each  firm based on the information provided by the Access Person in Appendix 3.

         The foregoing does not apply to transactions and holdings in (1) open-end  investment  companies including but not limited to the Strong Funds, (2) bankers  acceptances,  (3) bank  certificates of deposit ("CDs"),  (4) commercial paper,  (5) repurchase  agreements  when backed by exempt  securities,  (6) U. S. Government  Securities,  (7) the acquisition  of equity  securities in dividend  reinvestment  plans  ("DRIPs"),  when the  acquisition is directly through the issuer or its non-broker  agent;  or (8) securities of the employer of a member of the Access Person's
         Immediate  Family if such securities are beneficially  owned through  participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP or other similar plan.

                  2.       Disclaimers.  Any report of a Securities  Transaction for the benefit of a person other than the
                           -----------
         individual  in whose  account the  transaction  is placed may contain a  statement  that the report  should not be construed  as an admission  by the person  making the report that he or she has any direct or indirect  beneficial ownership in the Security to which the report relates.

                  3.       Quarterly  Review.  At  least  quarterly,   for  Covered   Securities   Transactions   requiring
                           -----------------
         preclearance  under this Code, the Preclearance  Officer (or his or her designee) shall compare the  confirmations and periodic  statements provided pursuant to the trade reporting  requirements  (Section II.G.1.) to the approved
         Trade Authorization Request Forms.  Such review shall include:

a.       Whether the Securities Transaction complied with this Code;

                           b.       Whether the Securities Transaction was authorized in advance of its placement;

                           c.       Whether the Securities  Transaction  was executed  within two full trading days of when it was authorized;

                           d.       Whether any Fund or  accounts  managed by SCM owned the  Securities  at the time of the
                  Securities Transaction, and;

                           e.       Whether any Fund or separate  accounts  managed by SCM purchased or sold the Securities in the Securities Transaction within at least  7 days of the Securities Transaction.

                  4.       Quarterly Account Disclosure.  On a quarterly basis, any account established by an Access Person
                           -----------------------------
                  with a broker,  dealer or bank in which any  securities  were held must be reported  to the  Preclearance
                  Officer within 10 days of the end of the quarter.

                  5.       Availability of Reports.  All information  supplied  pursuant to this Code will be available for
                           -----------------------
         inspection  by the Boards of Directors  of SCM and SII;  the Board of  Directors of each Strong Fund;  the Code of
         Ethics Review Committee;  the Compliance  Department;  the Access Person's  department manager (or designee);  any party to which any investigation is referred by any of the foregoing,  the SEC, any  self-regulatory  organization of which the Strong Funds, SCM, SII or Flint Prairie is a member.

                                                   III. FIDUCIARY DUTIES
                                                   ---------------------

         A.       Confidentiality.  Access Persons are prohibited  from  revealing  information  relating to the investment
                  ---------------
intentions,  activities or portfolios of Advisory  Clients except to persons whose  responsibilities  require  knowledge of the information.

         B.       Gifts.  The following provisions on gifts apply only to associates of SCM, SII and Flint Prairie:
                  -----

                  1.       Accepting  Gifts.  On occasion,  because of their  position  with SCM,  SII, the Strong Funds or
                           ----------------
         Flint Prairie,  associates may be offered, or may receive without notice, gifts from clients,  brokers, vendors or other  persons not  affiliated  with such  entities.  Acceptance  of  extraordinary  or  extravagant  gifts is not permissible.  Any such gifts must be declined or returned in order to protect  the  reputation  and  integrity  of
         SCM, SII, the Strong Funds and Flint Prairie.  Gifts of a nominal value (i.e.,  gifts whose reasonable value is no more than $100 a year),  customary  business meals,  entertainment  (e.g.,  sporting events) and promotional items
         (e.g., pens, mugs, T-shirts) may be accepted.  Please see the Gift Policy (Appendix 8) for additional information.

                           If an associate  receives any gift that might be prohibited  under this Code, the associate must inform the Compliance Department.

                  2.       Solicitation  of  Gifts.  Associates  of SCM,  SII or Flint  Prairie  may not  solicit  gifts or
                           -----------------------
         gratuities.

                  3.       Giving  Gifts.  Associates  of SCM,  SII or Flint  Prairie may not give any gift with a value in
                           -------------
         excess of $100 per year to persons  associated with securities or financial  organizations,  including  exchanges, other  member  organizations,  commodity  firms,  news media or clients  of the firm.  Please see the Gift  Policy
         (Appendix 8) for additional information.

         C.       Payments to Advisory  Clients.  Access Persons may not make any payments to Advisory  Clients in order to
                  -----------------------------
resolve any type of Advisory Client complaint.  All such matters must be handled by the Legal Department.

         D.       Corporate  Opportunities.  Access  Persons may not take personal  advantage of any  opportunity  properly
                  ------------------------
belonging to any Advisory Client,  SCM, SII or Flint Prairie.  This includes,  but is not limited to, acquiring  Securities for one's own account that could otherwise be acquired for an Advisory Client.

         E.       Undue Influence.  Access Persons may not cause or attempt to cause any Advisory Client to purchase,  sell
                  ---------------
or hold any Security in a manner  calculated to create any personal  benefit to the Access  Person.  If an Access Person or
Immediate  Family Member stands to materially  benefit from an investment  decision for an Advisory  Client that the Access
Person is  recommending  or  participating  in, the Access  Person must  disclose to those  persons with  authority to make investment  decisions for the Advisory Client, any Beneficial  Interest that the Access Person (or Immediate Family) has in that Security or an Equivalent  Security,  or in the issuer thereof,  where the decision could create a material benefit to the Access Person (or Immediate  Family) or the  appearance  of  impropriety.  If the Access Person in question is a person with  authority to make  investment  decisions  for the Advisory  Client,  disclosure  must also be made to the  Compliance
Department.  The person to whom the Access Person reports the interest,  in  consultation  with the Compliance  Department, must determine whether the Access Person will be restricted in making investment decisions.

         F.       Service as a Director.  No Access  Person,  other than an  Independent  Fund  Director,  may serve on the
                  ---------------------
board of directors of a  publicly-held  company not  affiliated  with SCM,  SII, the Strong Funds or Flint  Prairie  absent prior written  authorization by the Code of Ethics Review Committee.  This  authorization  will rarely, if ever, be granted and, if granted,  will  normally  require that the  affected  Access  Person be isolated  through  "Chinese  Wall" or other procedures from those making investment decisions related to the issuer on whose board the Access Person sits.

         G.       Involvement in Criminal Matters or Investment-Related  Civil Proceedings.  Each Access Person must notify
                  ------------------------------------------------------------------------
the Compliance Department,  as soon as reasonably practical, if arrested,  arraigned,  indicted or pleads no contest to any criminal  offense  (other than minor traffic or similar  violations)  or if named as a defendant in any  Investment-Related civil proceedings or any administrative or disciplinary action.

                                          IV. COMPLIANCE WITH THIS CODE OF ETHICS
                                          ---------------------------------------

         A.       Code of Ethics Review Committee.
                  -------------------------------

                  1.       Membership,  Voting,  and Quorum.  The Code of Ethics Review  Committee  shall consist of Senior
                           --------------------------------
         Officers of SCM. The  Committee  shall vote by majority vote with two members  serving as a quorum.  Vacancies may be filled;  and in the case of extended absences or periods of  unavailability,  alternates may be selected by the majority  vote of the  remaining  members of the  Committee.  However,  in the event that the  General  Counsel is unavailable, at least one member of the Committee shall also be a member of the Compliance Department.

                  2.       Investigating  Violations  of the  Code.  The  General  Counsel,  or his  or  her  designee,  is
                           ---------------------------------------
         responsible  for  investigating  any  suspected  violation  of the Code  and  shall  report  the  results  of each investigation  to the Code of Ethics Review  Committee.  The Code of Ethics Review  Committee is  responsible  for reviewing  the results of any  investigation  of any  reported or suspected  violation  of the Code.  Any material violation  of the Code by an  associate of SCM, SII or Flint  Prairie for which  significant  remedial  action was taken will be reported to the Boards of Directors of the Strong Funds at the next  regularly  scheduled  quarterly
         Board meeting.

                  3.       Annual Reports.  The Code of Ethics Review  Committee will review the Code at least once a year,
                           --------------
         in light of legal and business  developments  and experience in implementing  the Code, and will prepare an annual report to the Boards of Directors of SCM, SII and each Strong Fund that:

                           a.       Summarizes  existing  procedures  concerning  personal investing and any changes in the procedures made during the past year;

                           b.       Identifies any violation  requiring  significant  remedial action during the past year;
                  and

                           c.       Identifies any recommended changes in existing  restrictions or procedures based on its experience under the Code, evolving industry practices or developments in applicable laws or regulations.

         B.       Remedies.
                  --------

                  1.       Sanctions.  If the  Code of  Ethics  Review  Committee  determines  that an  Access  Person  has
                           ---------
         committed  a  violation  of the Code,  the  Committee  may impose  sanctions  and take  other  actions as it deems appropriate,  including a letter of caution or warning,  suspension  of personal  trading  rights,  suspension  of employment  (with or without  compensation),  impose a fine,  civil referral to the SEC,  criminal  referral,  and termination  of employment  for cause.  The Code of Ethics Review  Committee may also require the Access Person to reverse the  trade(s) in question  and  forfeit  any profit or absorb any loss  derived  therefrom.  The amount of profit  shall be  calculated  by the Code of Ethics  Review  Committee  and  shall be  forwarded  to a  charitable organization.  No member of the Code of Ethics Review Committee may review his or her own transaction.

                  2.       Sole Authority.  The Code of Ethics Review  Committee has sole authority,  subject to the review
                           --------------
         set forth in Section IV.B.3.  below, to determine the remedy for any violation of the Code, including  appropriate disposition  of any monies  forfeited  pursuant to this  provision.  Failure to promptly  abide by a directive  to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

                  3.       Review.  Whenever  the Code of Ethics  Review  Committee  determines  that an Access  Person has
                           ------
         committed a violation of this Code that merits significant  remedial action, it will report promptly to the Boards of Directors of SCM and/or SII (as  appropriate),  and no less frequently than the quarterly meeting to the Boards of  Directors  of the  applicable  Strong  Funds,  information  relating to the  investigation  of the  violation, including  any  sanctions  imposed.  The Boards of  Directors  of SCM,  SII and the Strong  Funds may modify  such sanctions,  as they deem  appropriate.  Such Boards may have access to all  information  considered by the Code of
         Ethics  Review  Committee in relation to the case.  The Code of Ethics Review  Committee may determine  whether to delay the imposition of any sanctions pending review by the applicable Boards of Directors.

         C.       Exceptions to the Code.  Although  exceptions to the Code will rarely,  if ever, be granted,  the General
                  ----------------------
Counsel of SCM or the Director of Compliance may grant exceptions to the  requirements of the Code on a case-by-case  basis if he or she finds that the proposed conduct involves negligible opportunity for abuse.

                  1.  .....Material.  All Material  exceptions must be in writing,  and must be pre-approved by the counsel
                           --------
to the  independent  directors  for the Strong  Funds and must be  reported  as soon as  practicable  to the Code of Ethics
Review  Committee  and to the Boards of  Directors of the SCM Funds at their next  regularly  scheduled  meeting  after the exception is granted.  Refer to Appendix 1 for the definition of "Material."

                  2........Non-Material.  Preclearance  requests  for  personal  trades of 1,000 shares (or less) AND under
                           ------------
$25,000  that would  normally  be blocked  due to  Advisory  Client  trades may be  approved on a case by case basis by the
Preclearance Officer. Only two Non-Material Exception will be granted per Access Person per calendar year.

                  3........De  minimis.  Preclearance  requests  for Large  Capitalization  Securities,  not to exceed  500
                           -----------
shares or  $10,000,  will be  approved  unless  blocked by a pending  Advisory  Client  trade.  Refer to Appendix 1 for the definition of "Large Capitalization Security."

         D.       Compliance  Certification.  At least  annually,  all Access  Persons  will be  required to certify on the
                  -------------------------
Annual Code of Ethics  Questionnaire  set forth in Appendix  6, or on a document  substantially  in the form of Appendix 6, that they have complied with the Code in all respects.

         E.       Record  Retention.  SCM will, at its principal  place of business,  maintain the following  records in an
                  -----------------
easily accessible place, for at least six years and will make records  available to the SEC or any  representative  thereof at any time:

                  1.       Code of Ethics.  A copy of the Code of Ethics which is, or at any time has been, in effect.
                           --------------

                  2.       Violations.  A record of any  violation  of such Code of Ethics and any action taken as a result
                           ----------
         of such violation.

                  3.       Required  Reports.  A copy of each  report  made by an  Access  Person  pursuant  to the Code of
                           -----------------
         Ethics shall  include  records of the  procedures  followed in  connection  with the  preclearance  and  reporting requirements  of this Code and  information  relied on by the  Preclearance  Officer in authorizing the Securities
         Transaction and in making the post-Securities Transaction determination.

                  4.       Access  Person  List.  A list of all  persons who are,  or have been,  required to make  reports
                           --------------------
         pursuant to the Code of Ethics.

         F.       Inquiries  Regarding the Code. The  Compliance  Department  will answer any questions  about this Code or
                  -----------------------------
any other compliance-related matters.

                                                                                                                 Appendix 1
                                                        DEFINITIONS

         "Access  Person" means (1) every  director,  officer,  and general partner of SCM, SII, the Strong Funds and Flint
          --------------
Prairie;  (2) every  associate of SCM, SII and Flint Prairie who, in connection with his or her regular  functions,  makes, participates in, or obtains information  regarding the purchase or sale of a security by an Advisory Client's account;  (3)
every  associate of SCM, SII and Flint Prairie who is involved in making purchase or sale  recommendations  for an Advisory
Client's  account;  (4)  every  associate  of  SCM,  SII  and  Flint  Prairie  who  obtains  information   concerning  such
recommendations  prior to  their  dissemination;  and (5) such  agents  of SCM,  SII,  the  Funds or Flint  Prairie  as the
Compliance  Department  shall designate who may be deemed an Access Person if they were an associate of the foregoing.  Any uncertainty  as to  whether  an  individual  is an Access  Person  should be brought  to the  attention  of the  Compliance
Department.  Such questions will be resolved in accordance  with, and this  definition  shall be subject to, the definition of "Access Person" found in Rule 17j-1(e)(1) promulgated under the Investment Company Act of 1940.

         "Advisory  Client" means any client  (including  both  investment  companies  and managed  accounts) for which SCM
          ----------------
serves as an investment  adviser or subadviser,  renders  investment  advice,  makes investment  decisions or places orders through its Trading Department.

         "Beneficial  Interest"  means  the  opportunity,  directly  or  indirectly,  through  any  contract,  arrangement,
          --------------------
understanding,  relationship  or  otherwise,  to profit or share in any profit  derived from a  transaction  in the subject
Securities.  An Access  Person is deemed  to have a  Beneficial  Interest  in  Securities  owned by  members  of his or her
Immediate  Family.  Common  examples of Beneficial  Interest  include joint  accounts,  spousal  accounts,  UTMA  accounts, partnerships,  trusts and  controlling  interests in  corporations.  Any  uncertainty  as to whether an Access Person has a
Beneficial  Interest in a Security  should be brought to the attention of the  Compliance  Department.  Such questions will be resolved by reference to the principles set forth in the  definition of  "beneficial  owner" found in Rules  16a-1(a)(2)
and (5) promulgated under the Securities Exchange Act of 1934.

         "Code" means this Code of Ethics.
          ----

         "Compliance  Department" means the designated persons listed on Appendix 2, as such Appendix shall be amended from
          ----------------------
time to time.

         "Covered  Security" means a security as defined by Section 2(a) (36) of the Investment Company Act, except that it
          -----------------
does not include:  direct obligations of the Government of the United States,  bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality short-term debt instruments,  including repurchase agreements and shares issued by open-end funds.

         "Electronic Trading Account" means a brokerage account held by an Access Person where Securities  Transactions are
          --------------------------
placed either  electronically  via the Internet or the telephone.  All such Securities  Transactions  must be precleared by the Compliance Department.

         "Equivalent  Security"  means any Security  issued by the same entity as the issuer of a subject  Security that is
          --------------------
convertible  into the equity  Security  of the  issuer.  Examples  include  options  but are not  limited to rights,  stock appreciation rights, warrants and convertible bonds.

         "Fund" means an investment  company  registered under the Investment Company Act of 1940 (or a portfolio or series
          ----
thereof) for which SCM serves as an adviser or subadviser.
         "Immediate  Family" of an Access Person means any of the following persons who reside in the same household as the
          -----------------
Access Person:

                  child                         grandparent                     son-in-law
                  stepchild                     spouse                          daughter-in-law
                  grandchild                    sibling                         brother-in-law
                  parent                        mother-in-law                   sister-in-law
                  stepparent                    father-in-law

Immediate Family includes adoptive  relationships and any other  relationship  (whether or not recognized by law) which the
General  Counsel or Director of  Compliance  determines  could lead to the possible  conflicts of interest,  diversions  of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "Independent  Fund Director"  means an independent  director of an investment  company for which SCM serves as the
          --------------------------
advisor.

         "Large Capitalization Security" is over 5 billion in market capitalization.
         -------------------------------

         "Legal Department" means the SCM Legal/Compliance Department.
          ----------------

         "Material" for purposes of this reporting requirement, shall mean the following:
          --------

1.       Number of Shares - Any transaction for more than 1,000 shares shall be deemed material and subject to reporting.
2.       Dollar Value of Transaction - Any  transaction  with a dollar value in excess of $25,000 shall be deemed  material and subject to reporting.
3.       Number of  Transactions  in a Year - The General  Counsel or Director of Compliance  (or his or her appointee) may grant no more than two  Non-Material  Exceptions  per Access  Person  per year  which are not  subject to reporting to the Strong Funds Board of  Directors.  For  example,  if the General  Counsel or Director of
                  Compliance  (or his or her designee) has granted two  Non-Material  Exceptions to an Access  Person,  any
                                                                                                                        ---
                  exception  granted  thereafter  shall be deemed  material and subject to reporting  (irrespective  of the number of shares or other circumstances of the transaction).
4.       Consultation with Independent  Counsel - In any case where the General Counsel or Director of Compliance  believes there is an issue of whether a proposed  exception is material and subject to reporting,  he or she shall consult with counsel to the independent directors for the Strong Funds.

         "Non-Material"  Any transaction  that does not fit the definition of Material.  These  transactions may not exceed
          ------------
1,000 shares AND $25,000 in value...

         "Not Held Order" means an order placed with a broker and ultimately executed at the discretion of the broker.
          --------------

         "Portfolio  Manager"  means a person  who has or shares  principal  day-to-day  responsibility  for  managing  the
          ------------------
portfolio of an Advisory Client.

         "Preclearance Officer" means the person designated as the Preclearance Officer in Appendix 2 hereof.
          --------------------

         "Program  Trade" is where a Portfolio  Manager  directs a trader to do trades in either an  index-type  account or
          --------------
portion of an account or, at a minimum,  25-30% of the  Securities  in a non-index  account.  Program  Trades for non-index type accounts  generally arise in any of three  situations:  (1) cash or other assets are being added to an account and the
Portfolio  Manager  instructs  the trader that new  securities  are to be bought in a manner that  maintains  the account's existing  allocations;  (2) cash is being  withdrawn  from an account and the Portfolio  Manager  instructs the trader that securities are to be sold in a manner that maintains the account's current  securities  allocations;  and (3) a new account is  established  and the  Portfolio  Manager  instructs  the  trader  to buy  specific  securities  in the same  allocation percentages as are held by other client accounts.

         "SEC" means the United States Securities and Exchange Commission.
          ---

         "Security" means any note, stock,  treasury stock,  security future,  bond,  debenture,  evidence of indebtedness,
          --------
certificate of interest or participation in any profit-sharing  agreement,  collateral-trust  certificate,  preorganization certificate or subscription,  transferable share,  investment contract,  voting-trust  certificate,  certificate of deposit for a security,  fractional  undivided  interest in oil, gas or other mineral rights, any put, call,  straddle,  option, or privilege on any security  (including  a  certificate  of deposit) or on any group or index of  securities  (including  any interest  therein or based on the value  thereof),  or any put,  call  straddle,  option,  or  privilege  entered into on a national securities exchange relating to foreign currency,  or, in general,  any interest or instrument commonly known as a
"security,"  or any  certificate  of interest or  participation  in,  temporary or interim  certificate  for,  receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         "Securities Transaction" means a purchase or sale of Covered Securities,  in which an Access Person or a member of
          ----------------------
his or her Immediate Family has or acquires a Beneficial Interest.

         "SCM" means Strong Capital Management, Inc.
          ---

         "Strong  Funds" means the  investment  companies  comprising  the Strong Family of Mutual Funds or any  derivation
          -------------
thereof.

         "U. S.  Government  Security"  means any security  issued or  guaranteed as to principal or interest by the United
          ---------------------------
States or by a person controlled or supervised by and acting as an  instrumentality  of the Government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

                                                                                                                 Appendix 2

                                                      CONTACT PERSONS

Preclearance Officer

         Thomas A. Hooker, Director of Compliance

Designees of Preclearance Officer

          Jane Lisheron
          Connie Wick
          Susan Hollister
          Robert G. Uecker, Jr.
         Gilbert L. Southwell, III

Compliance Department

         Thomas A. Hooker, Director of Compliance
         Jane Lisheron
         Kerry Laurin
         Annette Avery

Code of Ethics Review Committee

         Thomas A. Hooker, Director of Compliance
         Richard W. Smirl, Chief Compliance Officer, Strong Investments, Inc.

                                                            18
                                                                                                                 Appendix 3
                                              PERSONAL HOLDINGS IN SECURITIES

        In  accordance  with  Section  II.A.  of the Code of Ethics,  please  provide a list of all  Covered  Securities  , including physical  certificates held, in which each Access Person has a Beneficial  Interest,  including those in accounts of the Immediate  Family of the Access Person and all  Securities in non-client  accounts for which the Access Person makes investment decisions.

(1)      Name of Access Person:                               _____________________________________________________

(2)      If different than (1), name of the person
         in whose name the account is held:                   _____________________________________________________

(3)      Relationship of (2) to (1):                          _____________________________________________________

(4)      Broker at which Account is maintained:               _____________________________________________________

(5)      Account Number:                                      _____________________________________________________

(6)      For each account,  attach the most recent account  statement  listing Covered  Securities in that account.  If the
         Access Person owns Beneficial  Interests in Securities that are not listed in an attached  account  statement,  or holds the physical certificate, list them below:

              Name of Security              Quantity              Value                 Custodian
              ----------------              --------              -----                 ---------

1.   ______________________________________________________________________________________________________________

2.   ______________________________________________________________________________________________________________

3.   ______________________________________________________________________________________________________________

4.   ______________________________________________________________________________________________________________

5.   ______________________________________________________________________________________________________________

                                           (Attach separate sheet if necessary.)

(7)      In addition, please list the name of any Broker/Dealer or bank at which any Securities, other than Covered
         Securities are held for the direct or indirect benefit of the Access
         Person:_________________________________________________________________

         -----------------------------------------------------------------------

         I certify that this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial  Interest,  including those for which I hold physical  certificates,  as well as those held in accounts of my Immediate Family.

_____________________________________________________Dated:_____________________________
Access Person Signature

                                                                                                                 Appendix 4

                                        ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
                                               AND LIMITED POWER OF ATTORNEY

         I acknowledge that I have received the Code of Ethics dated November 9, 2001, and represent that:

                  1.       In  accordance  with  Section  II.A.  of the Code of Ethics,  I will fully  disclose the
         Covered  Securities  holdings  in which I have,  or a member of my  Immediate  Family  has,  a  Beneficial
         Interest,*  as well as the name of any  broker,  dealer or bank with whom I  maintain  an account in which any Securities are held for my direct or indirect benefit.
                  2.       In accordance with Section II.B.1. of the Code of Ethics, I will obtain prior authorization for all Securities Transactions in which I have, or a member of my Immediate Family has, a
         Beneficial Interest except for transactions exempt from preclearance under Section II.B. 2. of the Code of Ethics.*

                  3.       In  accordance  with Section  II.G.1.  of the Code of Ethics,  I will report all Covered
         Securities  Transactions in which I have, or a member of my Immediate  Family has, a Beneficial  Interest, except for transactions exempt from reporting under Section II.G.1. of the Code of Ethics.

                  4.       I will comply with the Code of Ethics in all other respects.

                  5.       I agree to disgorge and forfeit any profits on  prohibited  transactions  in  accordance with the requirements of the Code.*

         I hereby appoint Strong Capital Management,  Inc. as my attorney-in-fact for the purpose of placing orders for and on my behalf to buy, sell, tender,  exchange,  convert, and otherwise effectuate transactions in any and all stocks, bonds, options,  and other securities.  I agree that Strong Capital  Management,  Inc. shall not be liable for the consequences of any errors made by the executing brokers in connection with such transactions.*

                                                              -----------------------------------------------------
                                                              Access Person Signature

                                                              -----------------------------------------------------
                                                              Print Name
Dated:        ____________________________________________

         * Representations (1), (2) and (5) and the Limited Power of Attorney do not apply to Independent Fund Directors.

                                                            31
                                                                                                                 Appendix 5
Ctrl. No:_________________________                                     Associate ID #_______________________________

                                              STRONG CAPITAL MANAGEMENT, INC.
                                          PRECLEARANCE REQUEST FOR ACCESS PERSONS

1.   Name of Access Person (and trading entity, if different):    _________________________________________________________________

2.   Name and symbol of Security:                                 _________________________________________________________________

3.   Maximum quantity to be purchased or sold:                    _________________________________________________________________

4.   Name, account # & phone # of broker to effect transaction:   _________________________________________________________________

5.   Check if applicable:           Purchase         ____              Market Order     ____
                                    Sale             ____              Limit Order      ____     (Limit Order Price:
-----------)
                                                                       Not Held Order   ____

6.   In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.
     (b) To my knowledge:
         (1)  The Securities or  "equivalent"  securities  (i.e.,  securities  issued by the same issuer) [ are / are not ]
                                                            ----
              (circle one) held by any investment companies or other accounts managed by SCM;
         (2)  There are no  outstanding  purchase or sell orders for this  Security  (or any  equivalent  security)  by any investment companies or other accounts managed by SCM; and
         (3)  None of the Securities (or  equivalent  securities) is actively being  considered for purchase or sale by any investment companies or other accounts managed by SCM.
      (c)The Securities are not being acquired in an initial public offering.
      (d)The Securities are not being acquired in a private  placement or, if they are, I have reviewed Section II.D.3.  of the Code and have attached hereto a written explanation of such transaction.
      (e)If I am a Portfolio  Manager,  none of the accounts I manage  purchased or sold these  Securities  (or  equivalent securities)  within the past seven calendar days and I do not expect any such client  accounts to purchase or sell these Securities (or equivalent securities) within seven calendar days of my purchase or sale.
      (f)If I am  purchasing  these  Securities,  I have not  directly or  indirectly  (through  any member of my Immediate
         Family,  any account in which I have a Beneficial  Interest or otherwise)  sold these  Securities  (or  equivalent securities) in the prior 30 days.
      (g)If I am selling these  Securities,  I have not directly or indirectly  (through any member of my Immediate Family, any  account in which I have a  Beneficial  Interest or  otherwise)  purchased  these  Securities  (or  equivalent securities) in the prior 30 days.
      (h)I have read the SCM Code of Ethics within the prior 12 months and believe that the proposed  trade fully  complies with the requirements of the Code.

--------------------------------------------------------------         -------------------------------------------------------------
Access Person                                                          Print Name

                                          CERTIFICATION OF ACCESS PERSON DESIGNEE

     The undersigned hereby certifies that the above Access Person (a) directly  instructed me to complete this form on his or her  behalf,  (b) to the  best of my  knowledge,  was out of the  office  at the  time of such  instruction  and has not returned, and (c) confirmed to me that the representations and warranties contained in this form are accurate.

--------------------------------------------------------------         -------------------------------------------------------------
Access Person Designee                                                 Print Name

                                                       AUTHORIZATION

Authorized By:________________________________________________    Date:___________________
Time:_____________________________

                                                         PLACEMENT

Trader:_________________________  Date:________________  Time:__________________ Qty:_________________

                                                         EXECUTION

Trader:_________________________  Date:________________  Time:__________________ Qty:_________________
Price:_______________

          (Original copy to Compliance Department, Yellow copy to Trading Department, Pink copy to Access Person)
         _________                  ________                  __________________                                   revised
                                                                                                                       7/01

Confidential______                  ________                  __________________                 Appendix 6

ANNUAL CODE OF ETHICS QUESTIONNAIRE1
                                                   For Access Persons of
                                            The Strong Family of Mutual Funds,
                                             Strong Capital Management, Inc.,
                                                 Strong Investments, Inc.
                                                and Flint Prairie, L. L. C.

                                                         20, 2001

Associate:  ____________________________(please print name)

 I.  Introduction

     Access Persons2 are required to answer the following questions for the year September 1, 2000, through August 31,
     2001.  Answers of "No" to any of the questions in Sections II and III must be explained on the "Attachment" on page
     3.  Upon completion, please sign (original signature is required) and return the questionnaire by Monday, October 1st
     , to Jane Lisheron in the Compliance Department.  All information provided is kept confidential to the maximum extent possible.  If you have any questions, please contact Jane at extension 7126.

II.  Annual certification of compliance with the Code of Ethics

     A.  Have you obtained preclearance for all Covered Securities3 Transactions in which you have, or a member of your
         Immediate Family has, a Beneficial Interest, except for transactions exempt from preclearance under the Code of
         Ethics?  (Circle "Yes" even if there have been no Securities Transactions.)

         Yes               No       ________(circle one)

     B.  Have you reported all Covered Securities Transactions in which you have, or a member of your Immediate Family has, direct or indirect beneficial  ownerships?  (Reporting requirements include arranging for the Compliance
         Department to receive, directly from your broker, dealer or bank, duplicate transaction confirmations for each account in which you have, or a member of your Immediate Family has, a Beneficial Interest, as well as reporting securities held in certificate form4.  (Circle "Yes" if  you have reported all transactions or have no transactions to report.)

         Yes               No               (circle one)

     C.  Have you reported all Covered Securities in which you have any direct or indirect beneficial ownership as well as the name of any broker, dealer or bank at which you maintain an account in which any securities are held for your
         direct or indirect benefit?         (Reporting requirements include arranging for the Compliance Department to receive, directly from your broker, dealer or bank, duplicate periodic statements for each account in which you have, or a member of your Immediate Family has, a Beneficial Interest, as well as reporting securities held in certificate form5.  Circle "Yes" if you have reported all holdings and accounts.)

     D.  Do you understand that you are prohibited from owning five percent or more of any class of security of a registered investment company, and have you so complied?
         Yes               No       ________(circle one)

     E..  Have you orwill you notify the Compliance Department of any arrests, arraigments, indictments, convictions or no contest pleas to any criminal offense (misdemeanor and/or felony) or been named as a defendant in any Investment or Non-Investment Related proceeding, or administrative or disciplinary action in a domestic, foreign or military court?  (Circle "Yes" if you have not been arrested, arraigned, etc.)

         Yes               No               (circle one)

     F.  Have you complied with the Code of Ethics in all other respects, including the Gift Policy?

         Yes               No               (circle one)

         List on the Attachment all reportable gifts6 given or received for the year September 1, 2000, through August 31,
         2001, noting the month, "counterparty," gift description, and estimated value.

III. Have you complied in all respects with the Insider Trading Policy dated  April 5, 2001?

         Yes               No       ________(circle one)

Answers of "No" to any of the questions in Sections II and III must be explained on the "Attachment" on page 3.

IV.  Disclosure of directorships statement

     A.  Are you, or is any member of your Immediate Family, a director of any publicly held companies7?  (If "Yes,"
         please list on the Attachment each company for which you are, or a member of your Immediate Family is, a director.)

         Yes               No               (circle one)

     B.  If you, or any member of your Immediate Family, is a director of any for profit, privately held company, do you have knowledge that any of these companies will go public or be acquired within the next 12 months?  (If the answer is "Yes," please be prepared to discuss this matter with a member of the Compliance Department in the near future.)

         Yes               No               (circle one)

I hereby represent that, to the best of my knowledge, the foregoing responses are true and complete.  I understand that any untrue or incomplete response may be subject to disciplinary action by the firm.

-------------------------------------------
Access Person Signature

-----------------------------------------------------         -------------------------------------------
Print Name                                                    Date

                                                       ATTACHMENT TO
                                            ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all "No" responses to questions in Sections II and III:

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Please list each company for which you are, or a member or your Immediate Family is, a director (Section IV):

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
GIFTS for the year September 1, 2000, through August 31, 2001:
          Month                   Gift Giver / Receiver          Gift Description                Estimated Value
          -----                   ---------------------          ----------------                ---------------
1.___________________________________________________________________________________________________
2.___________________________________________________________________________________________________
3.___________________________________________________________________________________________________
4.___________________________________________________________________________________________________
5.___________________________________________________________________________________________________
6.___________________________________________________________________________________________________
7. __________________________________________________________________________________________________
8. __________________________________________________________________________________________________
9. __________________________________________________________________________________________________
10. _________________________________________________________________________________________________
                                          (Continue on an additional sheet if necessary.)

                                                                                                                 Appendix 7

                                                LIST OF BROAD-BASED INDICES

Listed  below  are the  broad-based  indices  as  designated  by the  Compliance  Department.  See  Section  II.B.2.e.  for
additional information.

  ----------------------------------------------------------- ----------------------------- ------------------------
  DESCRIPTION OF OPTION                                       SYMBOL                        EXCHANGE
  ----------------------------------------------------------- ----------------------------- ------------------------
  Biotechnology Index                                         BTK                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Computer Technology                                         XCI                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Diamonds                                                    DIA,DJD,DXN,DXU, DXV
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Eurotop 100                                                  TOP1                         AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Gold / Silver Index *                                        XAU                          PHLX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Hong Kong Option Index                                      HKO                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Inter@ctive Wk. Internet Index                               IIX                          CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  I-Shares                                                    Various                       AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Japan Index                                                 JPN                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Major Market Index *                                        XMI                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Morgan Stanley High Tech Index                              MSH                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  NASDAQ-100                                                  NDX, QQQ                      CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Oil Service Sector Index                                    OSX                           PHLX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Pacific High Tech Index                                      PSE                          PSE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Russell 2000 *                                              RUY, RTY                      CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Semiconductor Sector                                        SOX                           PHLX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  S & P 100 *                                                 OEX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  S & P 400 Midcap Index *                                    MID, MDY                      CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  S & P 500 *                                                 SPX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  S&P 1500 Supercomposite                                     SPR                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  SPDRS                                                       Various                       AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Technology Index                                            TXX                           CBOE
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
   VIPERs                                                      VTI                           AMEX
  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  Wilshire Small Cap Index                                    WSX                           PSE
  ----------------------------------------------------------- ----------------------------- ------------------------

  ----------------------------------------------------------- ----------------------------- ------------------------
  ----------------------------------------------------------- ----------------------------- ------------------------
  * Includes LEAPs
  ----------------------------------------------------------- ----------------------------- ------------------------

                                                                                                                 Appendix 8

                                                        GIFT POLICY

         The gift policy of Strong Capital Management,  Inc., Strong  Investments,  Inc. and Flint Prairie, L. L. C. covers both giving gifts to and accepting gifts from clients,  brokers,  persons with whom we do business or others (collectively,
"vendors").  It is based on the  applicable  requirements  of the Rules of Fair  Practice of the  National  Association  of
Securities Dealers, Inc. ("NASD") and is included as part of the firm's Codes of Ethics.

         Under our policy,  associates  may not give gifts to or accept  gifts from vendors with a value in excess of $100
                                                                                                                      -----
per  person per year and must  report to the firm  annually  if they  accept  certain  types of gifts.  The NASD  defines a
--------------------
"gift" to include any kind of  gratuity.  Since  giving or  receiving  any gifts in a business  setting may give rise to an appearance of impropriety or may raise a potential conflict of interest,  we are relying on your professional  attitude and good judgment to ensure that our policy is observed to the fullest extent  possible.  The  discussion  below is designed to assist you in this regard.

         Questions regarding the appropriateness of any gift should be directed to the  Legal/Compliance Department.

1. Gifts Given By Associates
----------------------------

         Under  applicable  NASD rules,  an associate  may not give any gift with a value in excess of $100 per year to any person associated with a securities or financial organization,  including exchanges,  broker-dealers,  commodity firms, the news media, or clients of the firm.  Please note,  however,  that the firm may not take a tax deduction for any gift with a value exceeding $25.

         This  memorandum is not intended to authorize any associate to give a gift to a vendor -- appropriate  supervisory approval must be obtained before giving any gifts.

2. Gifts Accepted By Associates
-------------------------------

         On occasion,  because of their position within the firm, associates may be offered, or may receive without notice, gifts from  vendors.  Associates  may not accept  any gift or form of  entertainment  from  vendors  (e.g.,  tickets to the theater or a sporting  event where the vendor does not accompany the associate)  other than gifts of nominal  value,  which the NASD defines as under $100 in total from any vendor in any year (managers  may, if they deem it  appropriate  for their department,  adopt a lower dollar  ceiling).  Any gift  accepted by an associate  must be reported to the firm,  subject to certain  exceptions  (see heading 4 below).  In addition,  note that our gift policy does not apply to normal and customary business entertainment or to personal gifts (see heading 3 below).

         Associates may not accept a gift of cash or a cash equivalent (e.g., gift  certificates) in any amount,  and under no circumstances may an associate solicit a gift from a vendor.

         Associates  may wish to have gifts from  vendors  donated to  charity,  particularly  where it might be awkward or impolite  for an associate to decline a gift not  permitted  by our policy.  In such case,  the gift should be forwarded to
Legal,  who will arrange for it to be donated to charity.  Similarly,  associates  may wish to suggest to vendors  that, in lieu of an annual gift,  the vendors  make a donation to charity.  In either  situation  discussed  in this  paragraph,  an associate would not need to report the gift to the firm (see heading 4 below).

3. Exclusion for Business Entertainment/Personal Gifts
------------------------------------------------------

         Our gift  policy  does not apply to normal and  customary  business  meals and  entertainment  with  vendors.  For example,  if an associate has a business meal and attends a sporting  event or show with a vendor,  that activity would not be subject  to our gift  policy,  provided  the vendor is  present.  If, on the other  hand,  a vendor  gives an  associate tickets to a sporting event and the associate  attends the event without the vendor also being  present,  the tickets would be subject to the dollar  limitation and reporting  requirements of our gift policy.  Under no circumstances may associates accept business entertainment that is extraordinary or extravagant in nature.

         In addition,  our gift policy does not apply to usual and customary  gifts given to or received from vendors based on a personal  relationship  (e.g., gifts between an associate and a vendor where the vendor is a family member or personal friend).

4. Reporting
------------

         The NASD requires gifts to be reported to the firm.  Except as noted below,  associates  must report  annually all gifts given to or accepted from vendors (Legal will distribute the appropriate reporting form to associates).

         Associates  are not  required  to report the  following:  (i) usual and  customary  promotional  items given to or received from vendors (e.g.,  hats,  pens,  T-shirts,  and similar items marked with a firm's logo),  (ii) items donated to charity through Legal, or (iii) food items consumed on the firm's premises (e.g., candy, popcorn, etc.).

January 1, 1999

                                                                                                                 Appendix 9

                                           INSIDER TRADING POLICY AND PROCEDURES
                                      DESIGNED TO DETECT AND PREVENT INSIDER TRADING

A.       Policy Statement.
         ----------------

         1.       Introduction.  Strong Capital Management,  Inc., Strong  Investments,  Inc., Heritage Reserve Development
                  ------------
Corporation,  Flint  Prairie,  L.L.C.  and such other  companies  which adopt these  Policies  and  Procedures  (all of the foregoing  entities  are  collectively  referred to herein as  "Strong")  seek to foster a  reputation  for  integrity  and professionalism.  That  reputation  is a vital  business  asset.  The  confidence  and trust placed in Strong by clients is something we should value and endeavor to protect.  To further that goal,  the Policy  Statement  implements  procedures to deter the misuse of material, nonpublic information in securities transactions.

         2.       Prohibitions.  Accordingly,  associates are prohibited  from trading,  either  personally or on behalf of
                  ------------
others (including advisory clients), on material,  nonpublic information or communicating  material,  nonpublic information to others in violation of the law.  This conduct is frequently  referred to as "insider  trading."  This policy  applies to every associate and extends to activities  within and outside their duties at Strong.  Any questions  regarding this policy should be referred to the Compliance Department.

         3.       General  Sanctions.  Trading  securities  while in  possession  of  material,  nonpublic  information  or
                  ------------------
improperly  communicating  that  information  to others may expose  you to  stringent  penalties.  Criminal  sanctions  may include a fine of up to  $1,000,000  and/or  ten years  imprisonment.  The SEC can  recover  the  profits  gained or losses avoided  through  the  violative  trading,  a penalty of up to three times the illicit  windfall  and an order  permanently barring you from the securities  industry.  Finally,  you may be sued by investors  seeking to recover  damages for insider trading violations.

         4.       Insider Trading Defined.  The term "insider  trading" is not defined in the federal  securities laws, but
                  -----------------------
generally is used to refer to the use of material,  nonpublic  information to trade in securities (whether or not one is an
"insider") or to  communications of material,  nonpublic  information to others.  While the law concerning  insider trading is not static, it is currently understood that the law generally prohibits:

                  a.       trading by an insider, while in possession of material, nonpublic information;

                  b.       trading by a  non-insider,  while in possession of material,  nonpublic  information,  where the information  either was disclosed to the  non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

                  c.       recommending the purchase or sale of securities on the basis of material, nonpublic information;

                  d.       communicating material, nonpublic information to others; or

                  e.       providing substantial assistance to someone who is engaged in any of the above activities.

         The elements of insider  trading and the penalties for such unlawful  conduct are described  below.  Any associate who, after  reviewing  these Policies and Procedures  has any question  regarding  insider  trading should consult with the
Compliance Department.  Often, a single question can forestall disciplinary action or complex legal problems.

         5.       Tender  Offers.  Tender  offers  represent  a  particular  concern in the law of insider  trading for two
                  --------------
reasons.  First,  tender  offer  activity  often  produces  extraordinary  gyrations  in the price of the target  company's
securities.   Trading  during  this  time  period  is  more  likely  to  attract  regulatory   attention  (and  produces  a
disproportionate  percentage  of  insider  trading  cases).  Second,  the SEC has  adopted a rule which  expressly  forbids trading and "tipping"  while in possession of material,  nonpublic  information  regarding a tender offer received from the tender offeror,  the target company or anyone acting on behalf of either.  Associates  should exercise  particular  caution any time they become aware of nonpublic information relating to a tender offer.

         6.       Contact the Compliance  Department.  To protect yourself, our clients, and Strong, you should contact the
                  ----------------------------------
Compliance Department immediately if you believe that you may have received material, nonpublic information.

B.       Procedures Designed to Detect and Prevent Insider Trading.  The following  procedures have been established to aid
         ---------------------------------------------------------
Strong and all associates in avoiding insider trading, and to aid Strong in preventing,  detecting,  and imposing sanctions against insider  trading.  Every associate must follow these  procedures or risk serious  sanctions,  including  dismissal, substantial  personal  liability and criminal  penalties.  Any questions about these  procedures  should be directed to the
Compliance Department.

         1.       Initial  Questions.  Before  trading in the  Securities  of a company  about which an associate  may have
                  ------------------
potential  inside  information,  an  associate,  whether  trading for  himself or herself or others,  should ask himself or herself the following questions:

                  a.       Is the Information  Material?  Is this information that an investor would consider  important in
                           -----------------------------
         making his or her investment  decisions?  Is this information that would substantially  affect the market price of the securities if generally disclosed?

                  b.       Is the Information  Nonpublic?  To whom has this information been provided?  Has the information
                           ------------------------------
         been effectively  communicated to the market place by being published in Reuters, The Wall Street Journal or other
                                                                                           -----------------------
         publications of general circulation?

         2.       Material and Nonpublic  Information.  If, after  consideration of the above, any associate  believes that
                  -----------------------------------
the  information is material and nonpublic,  or if an associate has questions as to whether the information is material and nonpublic, he or she should take the following steps:

                  a.       Report the matter immediately to the Compliance Department.

                  b.       Do not purchase or sell the Securities  either on the associate's own behalf or on the behalf of others.

                  c.       Do not communicate the information to anyone, other than to the Compliance Department.

                  d.       After the  Compliance  Department  has reviewed the issue,  the associate  will be instructed to continue  the  prohibitions  against  trading  and  communication,  or he or she  will be  allowed  to  trade  and communicate the information.

         3.       Confidentiality.  Information in an associate's  possession  that is identified as material and nonpublic
                  ---------------
may not be communicated to anyone,  include persons within Strong,  except as otherwise provided herein. In addition,  care should be taken so that such information is secure. For example,  files containing material,  nonpublic  information should be sealed,  access to computer files containing  material,  nonpublic  information  should be restricted and  conversations containing  such  information,  if  appropriate  at all,  should be  conducted  in private  (for  example,  not by cellular telephone to avoid potential interception).

         4.       Assistance  of the  Compliance  Department.  If,  after  consideration  of the items set forth in Section
                  ------------------------------------------
B.2., doubt remains as to whether  information is material or nonpublic,  or if there is any unresolved  question as to the applicability or  interpretation  of the foregoing  procedures,  or as to the propriety of any action, it must be discussed with the Compliance Department before trading or communicating the information to anyone.

         5.       Reporting  Requirement.  In accordance with Strong's Code of Ethics, every associate must arrange for the
                  -----------------------
Compliance  Department  to  receive  directly  from the  broker,  dealer,  or bank in  question,  duplicate  copies of each confirmation  for each  Securities  Transaction and periodic  statement for each brokerage  account in which such associate has a beneficial interest.

C.       Insider Trading Explanations.
         ----------------------------

         1.       Who is an Insider?  The concept of "insider" is broad.  It includes  officers,  directors and  associates
                  -----------------
of a  company.  In  addition,  a person  can be a  "temporary  insider"  if he or she  enters  into a special  confidential relationship  in the  conduct  of a  company's  affairs  and as a result is given  access  to  information  solely  for the company's purposes. A temporary insider can include, among others, a company's attorneys,  accountants,  consultants,  bank lending  officers  and the  associates  of such  organizations.  In  addition,  Strong  may  become  a  temporary  insider.
According  to the United  States  Supreme  Court,  the company  must expect the  outsider to keep the  disclosed  nonpublic information  confidential,  and the relationship  must at least imply such a duty before the outsider will be considered an insider.

         2.       What is Material  Information?  Trading on inside  information  is not a basis for  liability  unless the
                  -----------------------------
information  is material.  "Material  information"  generally is defined as  information  for which there is a  substantial likelihood  that a  reasonable  investor  would  consider  it  important  in making  his or her  investment  decisions,  or information that is reasonably  certain to have a substantial  effect on the price of a company's  securities.  It need not be important  that it would have changed the  investor's  decision to buy or sell.  No simple  "bright line" test exists to determine  when  information  is material;  assessments of materiality  involve a highly  fact-specific  inquiry.  For this reason, you should direct any question about whether information is material to the Compliance Department.

                  Material  information  often  relates to a  company's  results and  operations  including,  for  example, dividend changes,  earnings results,  changes in previously released earnings estimates,  significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

                  Material  information  also may relate to the  market for a  company's  securities.  Information  about a significant order to purchase or sell securities may, in some contexts, be deemed material.

                  Material  information  does not have to relate to a company's  business.  For  example,  in Carpenter v.
                                                                                                              -------------
U.S., 108 U.S. 316 (1987),  the United States Supreme Court considered as material certain  information  about the contents of a  forthcoming  newspaper  column that was  expected  to affect the market  price of a  security.  In that case,  a Wall
Street Journal  reporter was found criminally  liable for disclosing to others the dates that reports on various  companies would appear in The Wall Street Journal and whether those reports would be favorable or unfavorable.
                -----------------------

         3.       What is Nonpublic  Information?  Information  is  nonpublic  until it has been  effectively  disseminated
                  ------------------------------
broadly  to  investors  in the  market  place.  One must be able to  point to some  fact to show  that the  information  is generally  public.  For example,  information  found in a report  filed with the SEC, or  appearing  in Dow Jones,  Reuters
Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public.
                   -----------------------

         4.       What are the  Penalties  for  Insider  Trading?  Penalties  for  trading  on or  communicating  material,
                  ----------------------------------------------
nonpublic  information are severe,  both for individuals  involved in such unlawful conduct and their  employers.  A person can be subject to some or all of the  penalties  below even if he or she does not  personally  benefit from the  violation.
Penalties include: (a) civil injunctions;  (b) treble damages;  (c) disgorgement of profits; (d) jail sentences;  (e) fines for the person who  committed  the  violation of up to three times the profit  gained or loss  avoided,  whether or not the person actually  benefited;  and (f) fines for the employer or other controlling  person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

                  In addition to the  foregoing,  any  violation  of this  Policy  with  Respect to Insider  Trading can be expected to result in serious sanctions, including dismissal of the person or persons involved.

January 1, 1999

                                                                                                                Appendix 10

ELECTRONIC TRADING AUTHORIZATION FORM1

Authorization has been granted to _______________________________________ ("Access Person")

to open an Electronic Trading Account2 at ________________________________ ("Brokerage Firm").

As a  condition  of  approval,  the  Access  Person  agrees  to the  following  requirements,  relating  to all  Securities
Transactions:

1.       All  Securities  Transactions  as  defined  in the Code of  Ethics,  except  those  specifically  exempt,  must be precleared by the Compliance Department.

2.       All  Securities  Transactions  will be  placed  and  executed  by the  close  of the  same  trading  day  that the authorization is granted,  otherwise the authorization will expire.  This includes Limit Orders.  There will be no open "until filled" orders.

3.       The Access Person will provide the  Compliance  Department  with  documentation  from the Internet Site that shows when the order was placed and executed.

4.       The Access Person will arrange for the  Compliance  Department to receive  directly  from the  Electronic  Trading
         Firm,  duplicate  copies of each  confirmation  for each Securities  Transaction and periodic  statements for each brokerage  account in which the Access Person has a Beneficial  Interest.  The Access Person may not place trades
                                                                                    ---------------------------------------
         on his or her own behalf until these arrangements have been made.
         -----------------------------------------------------------------

5.       The Access Person will comply with the Code of Ethics in all other respects.

I hereby agree to the terms and  conditions  stated above.  Any abuse of this privilege may result in  disciplinary  action by the firm.

-----------------------------------------------               --------------------------
Access Person              _________________                  _________Date

                                                       AUTHORIZATION

-----------------------------------------------               ------------------------------------
 Director of Compliance (or designee)_______                  _________Date_____

                                                                                                                Appendix 11

TO:               ALL ACCESS PERSONS________                  __________________

FROM:    Director of Compliance

Subject: Social Security Number/Tax ID Information

Strong's Code of Ethics requires the Compliance  Department to monitor the personal  investing  activity of Access Persons, including  investments in mutual funds. To assist in this, we ask that you please provide your Social Security  Number,  as well as the SSN of each member of your "Immediate  Family".  In addition,  please list all accounts in which you may have a
                                        -----------------
"Beneficial Interest".
 -------------------

(Please refer to your copy of the Code of Ethics for a definition of the underlined words.)

Please  complete this form and return it to the Director of Compliance  at your  earliest  convenience.  Thank you for your cooperation.

------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)

------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)

------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)

------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)

------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)

------------------------------------------------------------------------
(Print Name)               _________________                  _________(SSN/TIN)

--------
                                      1 Capitalized words are defined in Appendix 1.
1 All definitions used in this questionnaire have the same meaning as those in the Code of Ethics.
2 Non-Access Persons and Independent Fund Directors of the Strong Funds must complete a separate questionnaire.
3 Security, as defined, does not include open-end investment companies, including the Strong Funds.
4 Please contact Jane Lisheron (x7126) if you are uncertain as to what confirmations and statements you have arranged for the Compliance Department to receive.
5 Please contact Jane Lisheron (x7126) if you are uncertain as to what confirmations and statements you have arranged for the Compliance Department to receive.
6 Associates  are not required to report the  following:  (i) usual and  customary  promotional  items given to or received from  vendors,  (ii)  items  donated  to  charity  (through  Legal),  or (iii)  food  items  consumed  on the  premises.
  Entertainment - i.e., a meal or activity with the vendor present - does not have to be reported.
7 Per Section III.F. of the Code of Ethics,  no Access Person,  other than an Independent  Fund Director,  may serve on the board of directors of a publicly held company.

1 This form must be filed and prior approval obtained for EACH on-line trading account opened by an Access Person.  The filing must be made promptly upon opening the account and BEFORE any trades are made in the account. Thereafter, the form must be filed to report (a) any changes in the information provided on the form about an existing on-line account or (b)
the opening of a new on-line account, again before any trading occurs in that new account.  This form need not be filed prior to each trade in an approved on-line account.

2 Electronic Trading Account includes brokerage accounts where Securities Transactions are placed electronically via the
Internet or the telephone.